Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Citadel EFT, Inc.
Tustin, CA

We consent to the inclusion in this Registration Statement on Form S-1/A-2 of our report dated May 11, 2010 relating to the combined financial statements for the nine-months ended September 30, 2009 and each of the two years in the two year period ending December 31, 2008 included in the Registration Statement on Form S-1/A-2 of Citadel EFT, Inc. We also consent to the reference to our firm under the heading, “Experts,” appearing herein.

/s/ GBH CPA’s, PC

GBH CPA’s, PC
www.gbhcpas.com
Houston, TX

July 20, 2010